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                                                                    Exhibit 9(b)

                              POLSINELLI  SHALTON
                                    WELTE  SUELTHAUS(PC)

             700 West 47th Street, Suite 1000 Kansas City, MO 64112
            (816) 753-1000 Facsimile: (816) 753-1536 www.pswslaw.com

Robert B. Sullivan
(816) 360-4170
rsullivan@pswslaw.com             September 26, 2005

AGC Life Insurance Company
American General Center
Nashville, Tennessee  37250

Ladies and Gentlemen:

      In connection with the registration under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") of the guarantees (the "Guarantees") of AGC Life Insurance Company, a Missouri corporation (the "Guarantor") relating to the insurance obligations of American General Life Insurance Company, a Texas corporation, The United States Life Insurance Company in the City of New York, a New York corporation, The Variable Annuity Life Insurance Company, a Texas corporation, AIG Life Insurance Company, a Delaware corporation, American International Life Assurance Company of New York, a New York corporation, AIG SunAmerica Life Assurance Company, an Arizona corporation, and First SunAmerica Insurance Company, a New York corporation (collectively referred to herein as the "Companies") under variable annuity and variable life insurance products issued by separate accounts (the "Variable Annuity Products"), we, as your counsel, have examined solely the Guarantees, the Certificate of Good Standing issued by the Missouri Secretary of State dated August 23, 2005 with attached current Articles of Incorporation of Guarantor, the Guarantor's Bylaws restated as of April 27, 2005, the Board Resolution dated September 20, 2005 adopted by unanimous consent of the Guarantor's Board of Directors approving the issuance of the Guarantees, the Form D filings of the Guarantor with the Missouri Department of Insurance providing notice of such proposed Guarantees, the letter of non-disapproval issued by the Missouri Department of Insurance dated September 9, 2005, the Certificate of Authority dated August 23, 2005 issued by the Missouri Department of Insurance to the Guarantor, all of which constitute the documents and instruments we believe are necessary and appropriate for our review for purposes of this opinion, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the 1933 Act and the 1940 Act, and a Variable Insurance Product is duly issued and paid for in the manner contemplated by the Registration Statement so as to be a legally binding obligation of the Company issuing the same, the Guarantee of such Variable Annuity Product will constitute a valid and legally binding obligation of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer,

Washington, D.C.  Kansas City   St. Louis   Overland Park   Topeka   New York

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September 26, 2005
Page 2

reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      The foregoing opinion is limited to the laws of the State of Missouri, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New York law, we have relied solely upon the opinion, dated the date hereof and attached to this opinion, of Sullivan & Cromwell LLP, without investigation, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP.

      Also, we have, with your permission, relied, without investigation, as to certain matters on information obtained from public officials, officers of the Guarantor and the Companies and other sources believed by us to be responsible.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                     Very truly yours,

                                     /s/ Polsinelli Shalton Welte Suelthaus PC

                                     POLSINELLI SHALTON WELTE SUELTHAUS PC